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                                                                   Exhibit 10.13


                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT, made and entered into as of April 7, 2000, by and between Path 1 Network Technologies Inc., a Delaware corporation (the "Company"), and Dr. Michael T. Elliott ("Employee").

                  WHEREAS, the Company desires to secure the services of Employee, and Employee is willing to provide such services, each upon the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1        CERTAIN DEFINITIONS.
For the purposes of this Agreement, the parties hereby adopt the following definitions:

         "Board" has the meaning set forth in Section 2.1.


         "Cause" means commission by Employee of any act or omission to perform any act provided that any act or omission was done or omitted willfully or through the gross negligence or bad faith of Employee (but excluding any business decision undertaken in good faith which does not violate any law, and also excluding the effect of any such business decision on the company's operating results), including, but not limited to:


         A. any harassment of any employee of the Company, which results in, or is presently determined by the Board to be reasonably likely to result in, serious adverse consequences to the Company;

         B. material breach of any of Employee's agreements set forth in this Agreement including, but not limited to, continual material failure to perform his duties with the Company, excessive absenteeism and dishonesty;

         C. Employee's indictment for, or written confession of, or commission of, a felony or any crime involving moral turpitude under the laws of the United States or any state;

         D.       death or total disability of Employee; or

         E. declaration by a court that Employee is insane or incompetent to manage his business affairs;

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                  A "Change in Control" shall be deemed to have occurred if, during the term of this contract, any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) together with its affiliates, excluding employee benefit plans of the Company, and excluding the Employee and any affiliates of the Employee, (A) is or becomes, directly or indirectly, the "beneficial owner" (as defined in rule 13d-3 promulgated under the 1934 Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities or (B) acquires, through purchase, merger or otherwise, directly or indirectly, all or substantially all of the Company's assets.

                  "Company" means Path 1 Network Technologies Inc., a Delaware corporation.

                  "Dollars", "$" and "US$" means United States dollars.

                  "Employee" means Dr. Michael T. Elliott.



                  "Good Reason" means that Employee voluntarily terminates his employment hereunder following (x) a change in the reporting relationship between Employee and the Board, committees of the Board or the Company's Chairman of the Board, i.e. if the Company interposes some other person between Employee and the Board, a Board committee or the Chairman or (y) a requirement by the Board that Employee must move in order to carry out his duties under this Agreement.


                  "Initial Option" has the meaning set forth in Section 6(a).

                  "Termination" means, according to the context, the termination of this Agreement or the cessation of rendering employment services by Employee.

                  "Total Disability" means Employee shall become disabled to an extent which renders him unable to perform the essential functions of his job, with or without reasonable accommodation, for a cumulative period of twenty-four
(24) weeks in any twelve (12) month period.

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2        EMPLOYMENT.

2.1      Position

Commencing on the date of this Agreement, the Company hereby employs Employee and Employee hereby accepts employment by the Company to serve as President and Chief Executive Officer of the Company. Employee shall perform services of an executive nature consistent with the chief executive office of the Company as may from time to time be reasonably assigned or delegated to him by the Board. Nothing in this Agreement is intended to ensure that Employee will continue as the Chief Executive Officer of the Company, and he understands that he serves in that position at the pleasure of the Board. Nevertheless, so long as Employee serves as the Chief Executive Officer of the Company, the Company agrees that he will be nominated as one of the management nominees for service on the Board, at each annual meeting of the shareholders of the Company occurring after the date of this Agreement.

2.2      Employee Responsibilities

   / / Overall corporate management responsibility/authority to increase shareholder value.

   / / Grow business to $100+ Million revenue within 2 years and to $500+ Million revenue within 5-7 years.

   / / Effectively represent corporation to outside customers, suppliers, partners, government officials, financing organizations, media and internally to employees.

   / /   Promulgate corporate culture.

   / /   Set standard for ethical behavior.

   / / Set up corporate organization, both structurally and legally, to achieve business objectives.

   / / Establish and ensure adequacy of proper process, procedures and policies.

   / / Ensure implementation and execution of strategic/tactical, business and financial plans to meet both short term and long-term growth and profit objectives.

   / / Assure adequacy of funding availability to meet short term and long-term goals, including mergers, acquisitions and corporate partnerships.

   / /   Ensure clear responsibility and authority for all subordinates.

   / /   Assess risks and opportunities.

   / /   Ensure adequacy and balance of personnel compensation plans.

   / /   Provide for adequacy of infrastructure to meet plans.

   / / Set up Executive Council to oversee successfully meeting corporate commitments (internal and external).

   / / Report quarterly to Board of Directors as to state of company against corporate objectives.

   / /   Hire first-rate management team.

2.3      Location
Employee shall perform his duties under this Agreement principally in or around San


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Diego, California. It is contemplated Employee will frequently travel to carry out his duties under this Agreement, and in these instances air travel and other travel arrangements will comply with current Company policies respecting class of travel, etc.

2.4      Medical Coverage
The Company will provide to Employee, his spouse and children medical benefits which are provided to other similarly situated employees of the Company.

2.5      Vacation

Employee shall have three (3) weeks paid vacation and one (1) week of unpaid vacation during each year of this Agreement taken at such times as are mutually convenient to Employee and the Company.


2.6      Inventions Agreement
Employee shall sign and abide by the terms of the: "EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT"


3        TERM OF EMPLOYMENT.

3.1 This Agreement and Employee's employment hereunder shall commence on the date of this Agreement, and continue until the second anniversary of such date, unless earlier terminated for "Cause".

3.2 Notwithstanding Paragraph 3.1 above, this Agreement may be sooner terminated by the Company with or without Cause or by Employee with or without Good Reason. Unvested shares are returned to the company except as covered under Section 6.5.


3.3 On termination of this Agreement pursuant to Paragraph 3.1 or 3.2 above, all benefits and compensation shall cease as of the date of such Termination, but nothing in this provision is intended to alter the specific provisions contained in Section 6 relating to either a Termination by the Company without Cause, or a Termination by Employee for Good Reason. Also, nothing in this provision is intended to alter or limit the Company's obligations under COBRA.

4        BUSINESS EXPENSE REIMBURSEMENT.
Employee will be entitled to reimbursement by the Company for the reasonable business expenses paid by him on behalf of the Company in the course of his employment hereunder on presentation to the Company of appropriate vouchers (accompanied by receipts or paid bills) setting forth information sufficient to establish:

         A.       the amount, date, and place of each such expense;


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         B.       the business reason for each such expense and the nature of the business benefit derived or expected to be derived as a result thereof; and

         C. the names, occupations, addresses, and other information sufficient to establish the business relationship to the Company of any person who was entertained by Employee.


5        COMPENSATION AND BENEFITS.
The Company agrees to pay Employee, and Employee agrees to accept from the Company, during the first year after the date hereof, for the services to be rendered by him hereunder a salary at the rate of US$200,000.00 per annum payable in arrears in installments that are paid at least monthly. Employee shall receive annual salary reviews by the Board to consider increases for merit, cost of living, and the like.


In addition to a salary the Employee shall receive 1% of the cash proceeds to the Company from any equity financing obtained by Path 1 from Investment Bankers, strategic partners, or similar organizations. This does not apply to the $10,000,000.00 financing by Leitch. This also does not apply if it conflicts with any government regulations.


If the Company has instituted or institutes a retirement, bonus or other benefit plan which applies generally to U.S. executives of the Company, Employee shall be entitled to participate therein, on terms determined by the Board to be comparable to other U.S. executives of the Company, but not to the extent such benefits would be duplicative of the benefits herein. The Company will provide annual reviews by the Board of Employee's performance for consideration of his participation in the Company's cash bonus plan, if such a plan is implemented. Since Employee will have a significant ownership of options on shares of the common stock of the Company (under 6. below), this participation shall not include stock option plans, or similar plans, unless the Board determines otherwise. The Company agrees that if other directors or senior officers are granted indemnification agreements, in addition to the indemnification provisions in the Company's by-laws, Employee shall be entitled to a similar indemnification agreement. The Company agrees to maintain director's and officer's insurance, for the benefit of directors and officers, including Employee, as per similarly situated companies.


6        ISSUANCE OF STOCK.

6.1      Stock Issuance.



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The Company shall issue to the Employee a non-transferable incentive option for 300,000 shares of Class "B" Common Stock of the Company ("Initial Option"), upon the following terms and conditions:

         1.       the options are exercisable at $4.35 per share;

         2.       the options expire seven (7) years from the date of grant;

         3. 50,000 of the options "vest" immediately and from that point till the end of the term of this contract the remainder of the options vest in quarterly increments.




6.2      Stock Bonus

In addition to the Initial Option the Company will issue 100,000 additional incentive options for Class "B" Common Stock to the Employee with the proviso that Path 1 has the right to take back the options if the following condition is not met within two years of the date of this contract: the market cap of the Company exceeds $400,000,000 for a continuous 90 day period or audited revenues exceed $50M for one year.

6.3      Investment Representation, Etc.
Employee understands and agrees that the Initial Option shall not be transferable (except by will or intestacy or transfer into trust for the sole benefit of Employee or his spouse or issue), and that the common stock issuable upon conversion of the Initial Option will be restricted as to transfer so as to ensure compliance with applicable securities laws.

6.4      Employee Understands the Terms of Class "B" Stock Issuance
The Employee represents and warrants that he understands the conditions and provisos surrounding the Class "B" shares issued by the Company.


6.5 Under a "Change in Control" of the Company vesting shall be completed immediately.




7        FORMER EMPLOYMENT

7.1      No Conflict
Employee represents and warrants that the execution and delivery by him of this Agreement, his employment by the Company and his performance of duties under this Agreement will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship, or any other contractual obligation.

7.2      No use of Prior Confidential Information
Employee will not intentionally disclose to the Company or use on its behalf any confidential information belonging to any of his former employers, but during his


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employment by the Company he will use in the performance of his duties all information (but only such information) which is generally known and used by persons with training and experience comparable to his own or is common knowledge in the industry or otherwise legally in the public domain.


8        BENEFIT AND BINDING EFFECT.
This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation, person or other entity which may acquire all or substantially all of the assets, shares or business of the Company or any corporation with or into which it may be consolidated or merged. The rights and obligations of Employee hereunder may not be delegated or assigned.

9        COUNTERPARTS.
This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

10       GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

11       ENTIRE AGREEMENT.
This Agreement (including the other agreements referred to herein) sets forth and is an integration of all of the promises, agreements, conditions and understandings among the parties hereto with respect to all matters contained or referred to herein, and all prior promises, agreements, conditions, understandings, warranties or representations, oral, written, express or implied, are hereby superseded and merged herein.

12       VALIDITY OF PROVISIONS.
Should any provision(s) of this Agreement be void or unenforceable in whole or in part, the remainder of this Agreement shall not in any way be affected thereby, and such provision(s) shall be modified or amended so as to provide for the accomplishment of the provision(s) and intentions of this Agreement to the maximum extent possible.

13       MODIFICATIONS OR DISCHARGE.
This Agreement shall not be deemed waived, changed, modified, discharged or terminated in whole or in part, except as expressly provided for herein or by written instrument signed by the party or parties to be charged therewith.

14       NOTICES.
Any notice which any party may wish to give to the other party hereunder shall be deemed to have been given when delivered to the party to whom it is addressed. Notices


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hereunder may be sent by courier, mail, telefax, to the following addresses, or to such other addresses as the parties may from time to time furnish to each other by like notice:

         To:      Path 1 Network Technologies Inc.
                  3636 Nobel Drive #275
                  San Diego, CA 92122


         To:      Employee:

                  Dr. Michael Elliott
                  2929 Buffalo Speedway
                  Houston, TX 77098

15       NUMBER; GENDER.
 In this Agreement, the masculine shall include the feminine and neuter and vice versa, and the singular shall include the plural and vice versa, as the context may reasonably require or permit.


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16.      EMPLOYMENT REGULATIONS.
Applicable employment regulations require that Employee complete a Form W-4 and Form I-9 upon employment providing verification of his legal right to work in the United States, which Employee agrees to complete.

17.      ALLOWANCE FOR CONSULTING & BOARD MEMBERSHIP.
The Company agrees to allow Employee to: (a) sit on non-competing outside Boards and (b) provide those same companies with limited personal consulting services so long as (a) and (b) are restricted to a level which does not interfere with his Path 1 duties. Disclosure shall be made to Path 1 for each company represented.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    COMPANY: Path 1 Network Technologies Inc.

                                    Signature:   /s/ Ronald D. Fellman
                                                 -----------------------------

                                    Title:       Chairman and CTO
                                                 -----------------------------



                                    Signature:   /s/ Douglas A. Palmer
                                                 -----------------------------

                                    Title:       COO/Executive Vice President
                                                 -----------------------------



                                     EMPLOYEE: Dr. Michael T. Elliott

                                               /s/ Michael Elliott
                                     ----------------------------------------



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